EXHIBIT 10.5.11

                                                      December 26, 2002


MOVIE STAR, INC.
1115 Broadway
New York, NY 10010

     It is mutually agreed that the Financing Agreement entered into between us dated April 24, 1996, as amended or supplemented (the "Financing Agreement") is amended effective November 7, 2002 as follows:


     The last sentence of Section 3.1 is deleted and the following is substituted in its place and stead:

     "Notwithstanding anything to the contrary contained in this Section 3.1, in the event that the Prime Rate is and remains at 4.25% per annum or lower, the interest charged on the non-overadvance portion of the average daily balances in the Loan Account shall be four and one quarter percent (4.25%) per annum."


     Except as hereinabove specifically set forth the Financing Agreement, shall continue unmodified.


                                       ROSENTHAL & ROSENTHAL, INC.

                                       BY: /s/ Jerry Sandak
                                          --------------------------------------
                                             JERRY SANDAK
                                             Senior Executive Vice President


THE FOREGOING IS ACKNOWLEDGED
AND AGREED TO:
MOVIE STAR, INC.

By:  /s/ Thomas Rende
   ---------------------
     THOMAS RENDE
     Chief Financial Officer